SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b-c) On January 10, 2013, the Walgreen Co. (the “Company” or “Walgreens”) Board of Directors elected Theodore J. Heidloff as Controller of the Company. Pursuant to the Company’s amended and restated by-laws, the Controller serves as the Company’s principal accounting officer. Mr. Heidloff succeeds Mia M. Scholz as Controller, who continues in her role with Walgreens as Senior Vice President – Corporate Financial Operations.

Mr. Heidloff, age 36, had served as Assistant Controller since joining the Company in May 2011. Previously, he served as Controller of Aon Hewitt, a division of Aon Corporation, from October 2010 to April 2011 and as Assistant Controller of Hewitt Associates, Inc. from September 2008 to September 2010. He served as Controller of Brunswick Boat Group, a division of Brunswick Corporation, from April 2007 to August 2008.

There is no arrangement or understanding with any person pursuant to which Mr. Heidloff was elected as Controller. There are no family relationships between Mr. Heidloff and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Heidloff does not have a written employment agreement. He receives an annual base salary commensurate with his duties and, as a participant in the Company’s annual incentive plan, is eligible for an annual bonus based on individual and company performance. Mr. Heidloff also is eligible to participate in the Company’s stock-based incentive plans and other benefit plans and arrangements available to Company officers and employees, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 19, 2012.

(e) At the Annual Meeting of Shareholders of Walgreen Co. (the “Company”) held on January 9, 2013, shareholders approved the 2013 Walgreen Co. Omnibus Incentive Plan (the “Plan”). The Company’s Board of Directors approved the Plan in July 2012, subject to shareholder approval. The Plan provides for a variety of equity and other awards as a tool for the Company to attract, retain and motivate and reward executives and other employees, as well as non-employee directors, and to encourage long term service; recognize individual contributions and reward achievement of Company goals; and generally to promote the creation of long-term value for the Company’s shareholders. The Plan consolidates into a new single plan four existing equity compensation plans: the Executive Stock Option Plan, the Long-Term Performance Incentive Plan, the Broad Based Employee Stock Option Plan, and the Nonemployee Director Stock Plan (the “Former Plans”). As of the effective date of the Plan, no further grants may be made under the Former Plans and shares that were available for issuance under the Former Plans and not subject to outstanding awards became available for issuance (in addition to 40 million newly authorized shares) under the Plan. In addition, in accordance with the Plan, shares that are subject to outstanding awards under specified former plans that subsequently are cancelled, forfeited, lapsed or are otherwise terminated or settled without a distribution of shares also become available for awards under the Plan. A more detailed description of the Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 19, 2012 under the heading “Proposal 3 – Approval of the Walgreen Co. 2013 Omnibus Incentive Plan” and is incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 9, 2013, the Compensation Committee of the Company’s Board of Directors approved the forms of grant agreement, filed as Exhibit 10.2 (form of Restricted Stock Unit Award agreement), Exhibit 10.3 (form of Performance Share Award agreement) and Exhibit 10.4 (form of Stock Option Award agreement) hereto, to be used under the Plan.

On January 10, 2013, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, adopted an Amendment to the Walgreen Co. Executive Deferred Profit-Sharing Plan, as amended and restated, which provides that, effective as of January 1, 2013, solely for purposes of determining plan eligibility, prior plan year contributions to the plan are included when determining whether the participant has met the Profit-Sharing Plan Compensation Limitation (as defined). The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Shareholders on January 9, 2013.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting:

Proposal No. 1: The shareholders voted for election of the following directors to serve on the Board of Directors until the next Annual Meeting of Shareholders or until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions
Janice M. Babiak	640,314,383	11,153,031	3,101,367
David J. Brailer	642,027,074	9,397,689	3,144,018
Steven A. Davis	635,292,049	16,139,854	3,136,878
William C. Foote	636,466,736	15,015,685	3,086,360
Mark P. Frissora	628,129,609	23,280,722	3,158,450
Ginger L. Graham	635,806,656	15,728,844	3,033,281
Alan G. McNally	639,290,013	12,193,569	3,085,199
Dominic P. Murphy	642,372,484	9,034,451	3,161,846
Stefano Pessina	639,537,571	11,860,843	3,170,367
Nancy M. Schlichting	628,751,201	22,710,177	3,107,403
Alejandro Silva	636,231,574	15,106,751	3,230,456
James A. Skinner	643,374,893	8,171,168	3,022,720
Gregory D. Wasson	640,834,730	10,702,445	3,031,606

There were 148,025,197 broker non-votes on this proposal.

Proposal No. 2: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved by a vote of 616,641,035 for, 32,479,727 against and 5,448,019 abstentions. There were 148,025,197 broker non-votes on this proposal.

Proposal No. 3: The proposal to approve the 2013 Walgreen Co. Omnibus Incentive Plan was approved by a vote of 581,924,228 for, 67,274,215 against and 5,370,338 abstentions. There were 148,025,197 broker non-votes on this proposal.

Proposal No. 4: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was approved by a vote of 779,643,204 for, 19,008,196 against and 3,942,578 abstentions.

Proposal No. 5: The shareholder proposal regarding a policy regarding accelerated vesting of equity awards of senior executives upon a change in control was not approved. There were 269,133,100 votes for, 378,695,948 votes against, and 6,739,733 abstentions. There were 148,025,197 broker non-votes on this proposal.

Item 8.01.	Other Events.

On January 10, 2013, the Company’s Board of Directors appointed Janice M. Babiak to serve as Chair of the Audit Committee. Ms. Babiak succeeds David Y. Schwartz as Chairman, who retired from service on the Board upon the election of directors at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Walgreen Co. 2013 Omnibus Incentive Plan

10.2	Form of Restricted Stock Unit Award agreement(effective January 10, 2013)

10.3	Form of Performance Share Award agreement (effective January 10, 2013)

10.4	Form of Stock Option Award agreement (effective January 10, 2013)

10.5	Amendment to Walgreen Co. Executive Deferred Profit-Sharing Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: January 14, 2013	By:	/s/ Thomas J. Sabatino, Jr.

	Title:	Executive Vice President, General Counsel and Corporate Secretary